NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  February 20, 2007

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation to Present at
C.K. Cooper's 3rd Annual Small-Cap Oil & Gas Conference

BRIDGEPORT, WV -- Petroleum Development Corporation (NASDAQ GSM: PETD) today announced that Thomas Riley, President, and Richard McCullough, Chief Financial Officer and Treasurer, will speak at the C.K. Cooper 3rd Annual Small-Cap Oil & Gas Conference in Palm Desert, California February 22-23, 2007.

A copy of the presentation will be posted at Petroleum Development Corporation's website, www.petd.com, under the Conference Calls and Webcasts heading.

C.K. Cooper & Company ("CKCC") is a full-service investment banking and brokerage firm headquartered in Irvine, California.  CKCC focuses on industries with strong growth potential.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. The Company is included in the S&P SmallCap 600 Index and the Russell 3000 Index.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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120 Genesis Boulevard • PO Box 26

Bridgeport, West Virginia • Phone:  (304) 842-3597